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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



         Date of Report
(Date of Earliest Event Reported):                      Commission File Number:
         April 18, 1996                                       0-17303



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                        VECTOR AEROMOTIVE CORPORATION
            (Exact name of registrant as specified in its charter)


     NEVADA                                               33-0254334
State of Incorporation                                  (I.R.S. Employer
                                                      Identification Number)


                         7601 CENTURION PARKWAY SOUTH
                            JACKSONVILLE, FL 32256
                                (904) 645-0505
                       (Address of principal executive
                        offices and telephone number)




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Item 5.  OTHER EVENTS


     Vector Aeromotive Corporation has announced today that it has extended for one year the expiration of two stock options held by V'Power Corporation to purchase an aggregate of 56 million shares of the Company's common stock. One option, for 6 million shares with an exercise price of $.75 per share, had been scheduled to expire on April 28, 1996. The other option, for 50 million shares with an exercise price of $.43 per share, had been scheduled to expire on April 6, 1996. V'Power Corporation owns directly 37.3 million shares, or 70%, of the Company's outstanding shares of common stock and beneficially owns an additional 106 million shares under presently exercisable stock options (including the options extended).















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                                  SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VECTOR AEROMOTIVE CORPORATION


Dated:  April 18, 1996            By: /s/ D. Peter Rose
                                      -------------------------------
                                      D. Peter Rose, President